Exhibit 5.1

GAETA & EVESON, P.A.

Attorneys at Law

8305 Falls of Neuse Road, Suite 203

Raleigh, North Carolina 27615

(919) 845-2558 Telephone

(919) 518-2146 Facsimile

February 22, 2005

Board of Directors

Integrity Financial Corporation

39 Second Street, NW

Hickory, NC 28601

Re:	Registration of Securities Underlying
Integrity Financial Corporation
1996 Incentive Stock Option Plan

Ladies and Gentlemen:

As counsel for Integrity Financial Corporation, Hickory, North Carolina (the “Company”), we are furnishing the following opinion in connection with the proposed issuance by the Company of up to 360,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock) upon the exercise of stock options granted pursuant to the Company’s 1996 Incentive Stock Option Plan (the “Plan”). Such shares of the Company’s Common Stock are the subject of a registration statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is to be attached as an exhibit.

We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors and shareholders and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed relevant for the purposes of this opinion. Based upon such examination, it is our opinion that the 360,000 shares of Common Stock of the Company which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company’s Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefor pursuant to the Plan as described in the Registration Statement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

Board of Directors

Integrity Financial Corporation

February 22, 2005

The opinions expressed herein do not extend to compliance with state and federal securities laws relating to the sale of these securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement that that Company intends to file with the Securities and Exchange Commission. In giving this consent we do not hereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated pursuant to the Securities Act.

Yours very truly,

GAETA & EVESON, P.A.

/s/ GAETA & EVESON, P.A.